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For more information, please contact:                      FOR IMMEDIATE RELEASE

         FOR MEDIA AND ANALYSTS:
         Kimberly Pepper                    Libby Nolder
         ImageX.com                         Cole & Weber
         (425) 452-0011 ext. 235            (503) 548-3312
         kimberly.pepper@imagex.com         libby.nolder@coleweber.com


         FOR INVESTOR RELATIONS:
         Barb Stuart
         ImageX.com
         (425) 452-0011 ext. 273
         barb.stuart@imagex.com


                        IMAGEX.COM ACQUIRES HOWARD PRESS
          ACQUISITION WILL GROW AND EXPAND IMAGEX.COM'S PROFITABILITY,
                           CUSTOMER BASE AND SERVICES

BELLEVUE, WASH. - JUNE 15, 2000 - ImageX.com -Register Tradermark- Inc.
(NASDAQ: IMGX), the leading business-to-business Internet market maker for printed business materials, today announced the signing of a definitive agreement to acquire privately-held Howard Press, a full-service printing company with $30 million in 1999 revenue, serving 42 Fortune 1000 companies.
The fifth acquisition in the last 15 months, this transaction solidifies ImageX.com's leadership position in the e-commerce printing industry, adds substantial blue chip customers and revenue, and supports the commitment to accelerating positive cash flows.
         "Howard Press will be accretive to ImageX.com's current financial results and is expected to assist us in reaching profitability," said Rich Begert, president and chief executive officer of ImageX.com. "As we have consistently demonstrated, acquiring major corporate relationships, introducing them to our technology and expanding the products and services offered to them is a successful formula. Howard Press, with its substantial customer and revenue base, supports this strategy."
         Howard Press will become a wholly-owned subsidiary of ImageX.com and will continue to operate from its Roselle, N.J. headquarters. Howard Press president and chief executive officer Scott Porter will become chief operating officer of the new subsidiary. The completion of the acquisition is subject to customary closing conditions.
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IMAGEX.COM ACQUIRES HOWARD PRESS, PAGE 2

         Howard Press' impressive customer base of Fortune 1000 companies such as AT&T, Chase Manhattan Bank, Johnson & Johnson, Kraft Foods and Mercedes-Benz, as well as its strong sales force are both cited as benefits of the acquisition. Accordingly, 15 experienced sales professionals that have existing relationships with corporate customers will become a part of the ImageX.com team.

CUSTOMERS REQUIRING ONLINE SOLUTIONS

         "As the printing industry has progressed toward e-procurement, we recognized the need to meet customer demands with a complete online solution," said Scott Porter, president and chief executive officer of Howard Press. "To expand our offerings, we evaluated a variety of e-procurement providers and determined ImageX.com's services were the most comprehensive and robust. As a result of this acquisition, we will be able to provide the enhanced functionality and system scalability that is vital to our customers."
                  "Howard Press has an unprecedented core of Fortune 1000 customers that want a sophisticated technology solution, which ImageX.com will be able to provide," said Begert, ImageX.com. "Given the success we have experienced in converting customers to ImageX.com's online e-procurement solution from past acquisitions, we look forward to repeating this successful track record with Howard Press customers."

ABOUT HOWARD PRESS

         Headquartered in Roselle, N.J., Howard Press is a full-service printing company providing Fortune 1000 companies with a broad range of printing, publishing and warehousing services. The company serves more than 200 customers, including AT&T, Bristol-Myers Squibb, Capital Cities/ABC, Chase Manhattan Bank, Johnson & Johnson, Kraft Foods, Lucent Technologies, National Broadcasting Company, Prudential, United Parcel Service and many more. Founded in 1970, the business operates six facilities in New Jersey. More information is available at www.howardpress.com.
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IMAGEX.COM ACQUIRES HOWARD PRESS, PAGE 3

ABOUT IMAGEX.COM
         Founded in 1995 and based in Bellevue, Wash., ImageX.com is the leading business-to-business Internet market maker for printed business materials. ImageX.com caters to the unique needs of every type of printing customer -- individuals, small businesses, corporations, graphic arts professionals, printing industry suppliers and manufacturers. From buying paper stock to finding the right graphic professional to design materials, ImageX.com's technology provides innovative services for each step in the process of printing materials. The company has filed for 52 patents for its Web-based, just-in-time print manufacturing technology, which facilitates the entire workflow process from creative concept to delivery of the final product. ImageX.com's branded service areas include the Corporate Online Printing Center, the Small Business Printing Center, PrintBid.com, and PaperDeals.com, as well as PrintPlace.com, an online vertical e-marketplace for the graphic arts community. ImageX.com was ranked third among the world's best-managed, fastest-growing technology companies by Forbes ASAP in its April 2000 cover story. Forbes noted the company's sound management, finances, market opportunity and competitive position. ImageX.com's customers include Automatic Data Processing (ADP), CB Richard Ellis, CIBC World Markets, Donaldson, Lufkin & Jenrette (DLJ) and Merck and Co. More information on the company, its services and its online marketplace can be obtained from http://www.imagex.com or by calling (800) 959-7845.
                                      # # #
        REGISTERED TRADEMARKS AND SERVICE MARKS ARE THE PROPERTY OF THEIR
                               RESPECTIVE OWNERS.

This release contains forward-looking statements relating to the development of the Company's products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in ImageX.com's 10K, Annual Report filed on March 22, 2000. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. ImageX.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.